                                                                    Exhibit 23.1


                   Consent of Independent Public Accountants




As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated January 28, 1999 included in Marriott International Inc.'s Form 10-K for the year ended January 1, 1999 and to all references to our Firm included in this registration statement.

/s/ Arthur Andersen LLP
Vienna, VA
January 13, 2000